Exhibit 99.1

(1)           On February 13, 2008, Chill Acquisition, Inc. (“MergeCo”) merged with and into Goodman Global, Inc. (the “Issuer “) pursuant to an Agreement and Plan of Merger dated October 21, 2007 among the Issuer, MergeCo and Chill Holdings, Inc.  Following the merger, all outstanding shares of common stock of the Issuer owned of record by Frio Holdings, LLC (“Frio”) were cancelled and converted into the right to receive $25.60 cash per share.  Each of Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V (A), L.P., Apollo Netherlands Partners V (B), L.P. (collectively, the “Apollo Funds”) is a member of Frio.  Apollo German Partners V GmbH & Co. KG (“German V”) contributes capital to and has the right to receive distributions from Frio.  Apollo Management V, L.P. (“Management V”) is the manager of each of the Apollo Funds, and Apollo Advisors V, L.P. (“Advisors V”) is the general partner or managing general partner of each of the Apollo Funds and the managing limited partner of German V.  AIF V Management, LLC (“AIF V LLC”) is the general partner of Management V.  Apollo Management, L.P. (“Management”) is the sole member-manager of AIF V LLC.  Apollo Management GP, LLC (“Management GP”) is the general partner of Management.  Apollo Capital Management V, Inc. (“Capital V”) is the general partner of Advisors V.  Apollo Principal Holdings I, L.P. (“Apollo Principal”) is the sole stockholder of Capital V.  Apollo Principal Holdings I GP, LLC (“Apollo Principal GP”) is the general partner of Apollo Principal.  Each of the Apollo Funds, German V, Management V, Advisors V, AIF V LLC, Management, Management GP, Capital V, Apollo Principal and Apollo Principal GP (collectively, the “Reporting Persons”) disclaims beneficial ownership of all securities of the Issuer that are reported as held by Frio.  This report shall not be deemed an admission that any of the Reporting Persons is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.